EXHIBIT 99.1

SYNERGX SYSTEMS INC. ANNOUNCES DEFICIENCY LETTER

SYOSSET, New York - April 25, 2008

Synergx  (NASDAQ SMALL CAP-SYNX) announces that the Company received a Nasdaq Staff Deficiency Letter on April 21, 2008 indicating that the Company fails to comply with the minimum bid price requirement for continued listing set forth in Marketplace Rule 4310(c)(4) . The Company has 180 calendar days, or until October 20, 2008, to regain compliance. Management and the Board of Directors will consider available strategies in order to satisfy the minimum bid price requirement.

Synergx is engaged in the design, manufacture, marketing and service of a variety of data communication products and systems with applications in the fire alarm, life safety, security and communication industries. For further information about Synergx please go to our website at WWW.SYNERGXSYSTEMS.COM

"Safe Harbor"  statement under the Private  Securities  Reform Act of 1995: This release contains forward-looking statements,  which reflect management's current views of future events and  operations.  These  forward-looking  statements  are based on assumptions and external  factors,  including  assumptions  relating to product pricing, competitive market conditions,  financial data, and other risks or  uncertainties  detailed from time to time in the Company's  filings with the Securities and Exchange Commission.  These forward-looking  statements represent the  Company's  judgment  as of the date of this  release and any changes in the assumptions of external factors could produce significantly different results.

Corporate Contact: John Poserina - Chief Financial Officer (516) 433-4700